Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
ANNOUNCES RESULTS OF SPECIAL MEETING,
AMENDMENT TO CHARTER
AND TERMINATION OF STOCKHOLDER RIGHTS PLAN

ENGLEWOOD, CO — (BUSINESS WIRE) — January 23, 2007 — Affordable Residential Communities Inc. (NYSE: ARC) today announced that at its special meeting of stockholders held on January 23, 2007, its stockholders voted to approve (1) the issuance and sale to Gerald J. Ford, ARC Diamond, LP and Hunter’s Glen/Ford, Ltd. of ARC common stock, (2) the issuance and sale to Flexpoint Fund, L.P. of ARC common stock, and (3) the amendment of ARC’s charter to restrict certain acquisitions of its securities in order to preserve the benefit of ARC’s net operating losses for tax purposes.

“We are extremely pleased with the overwhelming support of our stockholders,” said Larry D. Willard, Chairman and Chief Executive Officer of ARC.  “The approval by our stockholders allows us to complete our rights offering, which will provide a significant amount of the capital necessary to complete our acquisition of NLASCO, Inc., which we look forward to completing in the first quarter.”

Following the special meeting, ARC filed an amendment to its charter restricting certain acquisitions of its securities in order to preserve the benefit of its net operating losses for tax purposes and deleting certain provisions which are no longer applicable as a result of the revocation of ARC’s status as a real estate investment trust.  The charter amendment generally prohibits transfers of ARC’s securities resulting in (1) any person or group beneficially owning five percent or more of the market value of the total outstanding shares of ARC’s common stock or (2) the increase in the percentage of ARC’s common stock owned by a five percent or greater stockholder.  The restrictions will not apply to an attempted transfer of ARC’s common stock by Gerald J. Ford or his affiliates or associates unless such transfer would result in Mr. Ford and his affiliates and associates becoming the beneficial owner of more than 21% of the shares of common stock then outstanding.  As previously announced, if necessary, ARC’s board of directors intends to grant a waiver of this restriction to allow Mr. Ford and his affiliates and associates to acquire shares of ARC’s common stock in connection with their agreement to purchase the shares of ARC common stock that they otherwise would have been entitled to subscribe for in ARC’s rights offering in a private placement directly from ARC and to purchase all shares of ARC common stock that remain unsubscribed for in the rights offering.

As a result of the filing of the charter amendment, ARC’s board of directors amended the company’s Stockholder Rights Plan so that the Rights Plan will automatically expire at the close of business on January 24, 2007.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC” or the “Company”), excluding discontinued operations, currently owns and operates approximately 57,264 homesites located in 275 communities in 23 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS
Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer
(866) 847-8931
investor.relations@aboutarc.com
                  or
Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the heading “Forward-Looking Statements” in the Company’s 2005 Annual Report on Form 10-K, 2006 Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements and Registration Statements filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.